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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report:  August 11, 1995
                        (Date of earliest event reported)



                                   PC ETCETERA, INC.
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               (Exact name of Registrant as specified in charter)



   Delaware                       0-17419                     13-3260705
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(State or other             (Commission File No.)        (IRS Employer Identi-
jurisdiction of                                              fication Number)
incorporation)



               462 Seventh Avenue, New York, New York  10018
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (212) 736-5870
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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          On August 11, 1995, PC Etcetera, Inc. (the "Registrant") dismissed Norman Stumacher as its independent public accountants. Such determination was made by the Registrant's Board of Directors.

          Norman Stumacher had served as the Registrant's independent public accountants from inception (March 1, 1985) through the fiscal year ended December 31, 1994.

          Norman Stumacher's reports on the Registrant's financial statements as of December 31, 1993 and 1994 and for the years then ended neither contain an adverse opinion or a disclaimer of opinion nor is qualified or modified as to audit scope or accounting principles, except that Norman Stumacher did not audit the financial statements of PC Etcetera Israel Ltd., a wholly-owned subsidiary of the Registrant ("PC Israel"), for the fiscal year ended December 31, 1994 and its report, insofar as it relates to the amounts included for PC Israel, was based solely on the report of other auditors. Norman Stumacher's reports are not qualified or modified as to uncertainty.

          During the fiscal years ended December 31, 1993 and 1994 and the period from January 1, 1995 to August 10, 1995, there were no disagreements with Norman Stumacher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such firm, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

          On August 11, 1995, the Board of Directors of the Registrant approved the engagement of Arthur Andersen & Co. as its new independent public accountants with respect to the fiscal year ending December 31, 1995.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  EXHIBITS.

                    (i) Letter from Norman Stumacher to the Securities and Exchange Commission


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  PC ETCETERA, INC.

                                                  By: /s/Terry I. Steinberg
                                                      --------------------------
                                                      Terry I. Steinberg,
                                                      President


Dated: August 15, 1995